news release

NYSE: TC
TSX: TCM
May 12, 2014

THOMPSON CREEK METALS COMPANY REPORTS FIRST QUARTER 2014
REVENUE OF $161 MILLION, AN INCREASE OF 48% FROM FIRST QUARTER 2013, AND
CASH FLOW FROM OPERATIONS OF $16.2 MILLION

Denver, CO – Thompson Creek Metals Company Inc. (the “Company” or “Thompson Creek”), a diversified North American mining company, announced today financial results for the three months ended March 31, 2014, prepared in accordance with United States generally accepted accounting principles (“US GAAP”). All dollar amounts are in United States (“US”) dollars unless otherwise indicated.

Highlights for the First Quarter 2014

•
Consolidated revenues for the first quarter of 2014 increased 48.1% over consolidated revenues for the first quarter of 2013, primarily as a result of added revenue generated from sales of copper and gold from Mt. Milligan Mine, which began the commissioning and start-up phase in the third quarter of 2013 and reached commercial production (defined as operation of the mill at 60% design capacity mill throughput for 30 days) as of February 18, 2014. For the first quarter of 2014, the Company made three shipments of concentrate and recorded two sales of copper and gold concentrate. The sale for the last shipment was recorded in early April 2014 and represented future revenues of $15.1 million for copper and $13.9 million for gold.

•
Payable production at Mt. Milligan during the first quarter of 2014 was 14.2 million pounds of copper and 39,181 ounces of gold, and average realized sales prices for copper and gold in the first quarter of 2014 were $3.01 per pound and $1,025 per ounce, respectively.

•
Molybdenum sales volumes increased by 1.0 million pounds for the first quarter of 2014 as compared to the first quarter of 2013, but Thompson Creek's average realized molybdenum sales price decreased to $10.45 per pound in the first quarter of 2014, representing a $1.42 per pound decrease from the first quarter of 2013. Molybdenum production for the first quarter of 2014 was 7.9 million pounds compared to 7.7 million pounds in the first quarter of 2013, resulting primarily from higher mill recoveries at the Company's mines, partially offset by lower grade ore.

•
Consolidated operating income for the first quarter of 2014 was $13.1 million compared to an operating income of $17.0 million for the first quarter of 2013. Consolidated operating results were impacted by lower-of-cost-or-market molybdenum product inventory write downs from Endako Mine of $6.9 million and $5.6 million in the first quarter of 2014 and 2013, respectively.

•
Net loss for the first quarter of 2014 was $39.1 million, or $0.23 per diluted share compared to net income for 2013 of $0.9 million, or nil per diluted share. The first quarter of 2014 and 2013 included non-cash foreign exchange losses of $46.5 million and $19.4 million, respectively, primarily on intercompany notes.

•
Non-GAAP adjusted net income for the first quarter of 2014 was $4.3 million, or $0.02 per diluted share, compared to non-GAAP adjusted net income of $18.0 million, or $0.08 per diluted share for the first quarter of 2013. Non-GAAP adjusted net income for the first quarter of 2014 and 2013 excludes foreign exchange losses.

•
Non-GAAP unit cash costs for copper and gold for the first quarter of 2014 were, on a by-product basis, $2.29 per pound of copper, and, on a co-product basis, $2.27 per pound of copper and $606 per ounce of gold.

•	Non-GAAP average molybdenum cash cost per pound produced for the first quarter of 2014 was $5.75 per pound compared to $5.91 per pound in the first quarter of 2013.

•	Cash generated by operating activities was $16.2 million in the first quarter of 2014 compared to $15.3 million in the first quarter of 2013.

•
Capital expenditures in the first quarter of 2014 were $21.8 million, comprised of $20.9 million for Mt. Milligan Mine and $0.9 million of other capital costs for Endako Mine, TC Mine, the Langeloth Facility and corporate combined, compared to $155.1 million in the first quarter of 2013.

•
Total cash and cash equivalents at March 31, 2014 were $202.7 million compared to $233.9 million at December 31, 2013. Total debt at March 31, 2014 was $1,003.6 million, including capital lease obligations, compared to $1,012.8 million at December 31, 2013.

Jacques Perron, Chief Executive Officer of Thompson Creek, said, "During the first quarter of 2014, we continued to focus on execution and are pleased to report good progress at Mt. Milligan. As previously disclosed, we reached a significant milestone in February of this year when Mt. Milligan achieved commercial production. Our new Mt. Milligan leadership team focused on the optimization of the mine and mill, which resulted in improvements in concentrate production and cash costs. Payable copper production increased 52.1% from the previous quarter and by-product cash costs decreased 68.8%. Payable gold production increased 118.3% from the previous quarter, and co-product cash costs decreased 56.3%. We expect Mt. Milligan to ramp up to 75 to 80% of the designed mill throughput of 60,000 tonnes per day by the end of 2014 and continue to ramp up to 100% during 2015.”

Given the ramp up of Mt. Milligan in 2014 and 2015, management expects Mt. Milligan to be cash flow positive in the second half of this year and the Company in the fourth quarter of this year, depending upon the timing of shipments and provisional payments from the Company’s offtakers.  Management expects to maintain a minimum liquidity level of $75 - $100 million.  As a result of the Company's performance in the first quarter and the increase in the molybdenum price, management is confident this will be achievable.

The Company continued to experience improved molybdenum production and costs for the first quarter of 2014, with total production of 7.9 million pounds and average cash costs of $5.75, compared to 7.7 million pounds and average cash costs of $5.91 for the first quarter of 2013. The Company's average realized sales price for the first quarter of 2014 was $10.45 per pound of molybdenum, compared to $11.87 for the first quarter of 2013.

Selected Consolidated Financial and Operational Information
(US$ in millions, except per share, per pound and per ounce amounts)

	Three Months Ended
	March 31, 2014	March 31, 2013
	(unaudited)
Financial Information
REVENUES
Copper sales	$29.8	$—
Gold sales	24.4	—
Molybdenum sales	102.9	104.7
Tolling, calcining and other	3.9	4.0
Total revenues	161.0	108.7
COSTS AND EXPENSES
Cost of sales
Operating expenses	107.8	68.6
Depreciation, depletion and amortization	28.4	12.8
Total cost of sales	136.2	81.4
Total costs and expenses	147.9	91.7
OPERATING INCOME (LOSS)	13.1	17.0
OTHER (INCOME) EXPENSE	67.2	19.3
Income (loss) before income and mining taxes	(54.1)	(2.3)
Income and mining tax (benefit) expense	(15.0)	(3.2)
NET INCOME (LOSS)	$(39.1)	$0.9
NET INCOME (LOSS) PER SHARE
Basic	$(0.23)	$0.01
Diluted	$(0.23)	$—
Cash generated by (used in) operating activities	$16.2	$15.3
Adjusted Non-GAAP Measures: (1)
Adjusted net income (loss) (1)	$4.3	$18.0
Adjusted net income (loss) per share—basic (1)	$0.03	$0.11
Adjusted net income (loss) per share—diluted (1)	$0.02	$0.08

	Three Months Ended
	March 31, 2014	March 31, 2013

Operational Statistics
Copper
Payable production (000's lb)	14,223	—
Cash cost ($/payable lb produced) - By-Product (1)	$2.29	—
Cash cost ($/payable lb produced) - Co-Product (1)	$2.27	—
Payable production sold (000's lb)	10,793	—
Average realized sales price ($/lb) (1)	$3.01	—
Gold
Payable production (oz)	39,181	—
Cash cost ($/payable oz produced) - Co-Product (1)	$606	—
Payable production sold (oz)	23,874	—
Average realized sales price ($/oz) (1)	$1,025	—
Molybdenum
Mined production (000's lb) (2)	7,887	7,690
Cash cost ($/lb produced) (1)	$5.75	$5.91
Molybdenum sold (000's lb):
TC Mine and Endako Mine product	8,591	6,574
Purchased and processed product	1,254	2,240
	9,845	8,814
Average realized sales price ($/lb) (1)	$10.45	$11.87
_______________________________________________________________________________

(1)	See “Non-GAAP Financial Measures” for the definition and reconciliation of these non-GAAP measures.

(2)	Mined production pounds reflected are molybdenum oxide and HPM from our share of production from the mines (excludes molybdenum processed from purchased product).

Non-GAAP Financial Measures
In addition to the condensed consolidated financial statements presented in accordance with US GAAP, management uses certain non-GAAP financial measures to assess the Company's operating performance for the reasons described further below. These measures do not have standard meanings prescribed by US GAAP and may not be comparable to similar measures presented by other companies. The presentation of these measures is not intended to be considered in isolation from, as a substitute for, or as superior to, the financial information prepared and presented in accordance with US GAAP. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the results of operations as determined in accordance with US GAAP.
Adjusted Net Income (Loss), Adjusted Net Income (Loss) Per Share—Basic and Diluted
Management of the Company uses adjusted net income (loss) and adjusted net income (loss) per share—basic and diluted to evaluate the Company’s operating performance and for planning and forecasting future business operations. The Company believes the use of these measures allows investors and analysts to compare results of the continuing operations of the Company to similar operating results of other mining companies, by excluding items that are considered non-core to the Company's business.
Adjusted net income (loss) represents the income (loss) prepared in accordance with US GAAP, adjusted for significant non-cash items.
For the first quarter of 2014 and 2013, the significant non-cash items were the non-cash losses related to the impact of foreign exchange due primarily to intercompany notes, and related tax effects.

In connection with the Company's strategy to manage cash balances, fund operations and provide future tax benefits, the Company may enter into intercompany loan arrangements. At times, the loans are denominated in currencies other than the measurement currency of one of the parties. US GAAP requires that notes that are intended to be repaid should not be considered a capital contribution, and, therefore, the foreign exchange fluctuations related to these loans impact net income (loss) each period. At each period end, the Company compares the exchange rate between the Canadian and US dollars to the exchange rate at the inception of the notes. The difference between those rates is recorded as an unrealized gain or loss on the Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) at each period end. As the loans between the Company's subsidiaries are the primary driver of foreign exchange gains and losses, as discussed above, management does not consider gains or losses on foreign exchange in their evaluation of the Company's financial performance. Management believes that presentation of non-GAAP measures excluding these gains or losses provides useful information to investors regarding Thompson Creek's financial condition and results of operations.
Adjusted net income (loss) per share (basic and diluted) is calculated using adjusted net income (loss), as defined above, divided by the weighted-average basic and weighted-average diluted shares outstanding during the period as determined in accordance with US GAAP. If the adjustments to net (loss) on a US GAAP basis result in non-GAAP adjusted net income, the Company calculates weighted-average diluted shares outstanding in accordance with US GAAP and use that to calculate adjusted net income per share—diluted. If the adjustments to net income on a US GAAP basis result in non-GAAP adjusted net (loss), the Company utilizes weighted-average basic shares outstanding to calculate adjusted net income per share—diluted, in accordance with US GAAP.
The following tables reconcile net income (loss) presented in accordance with US GAAP to the non-GAAP financial measures of adjusted net income (loss) and adjusted net income (loss) per share—basic and diluted, for the three months ended March 31, 2014 and 2013. All figures within the tables are unaudited and are presented in US$ in millions, except shares and per share amounts.

	Three Months Ended
	March 31, 2014	March 31, 2013
Net income (loss)	$(39.1)	$0.9
Add (Deduct):
(Gain) loss on foreign exchange (1)	46.1	19.4
Tax expense (benefit) on foreign exchange (gain) loss	(2.7)	(2.3)
Non-GAAP adjusted net income (loss)	$4.3	$18.0

Net income (loss) per share
Basic	$(0.23)	$0.01
Diluted	$(0.23)	$—
Adjusted net income (loss) per share
Basic	$0.03	$0.11
Diluted	$0.02	$0.08
Weighted-average shares
Basic	171.6	169.7
Diluted	216.4	216.3
_______________________________________________________________________________

(1)	Included $0.4 million and nil of foreign exchange gains in deferred tax expense for three months ended March 31, 2014 and 2013, respectively.
Copper-Gold Operations - Unit Cash Cost and Average Realized Price per Payable Pound or Payable Ounce Sold
Unit cash cost on a by-product and co-product basis are considered key measures in evaluating the Company's operating performance for its Copper-Gold operations. Unit cash cost on a by-product and co-product basis are not measures of financial performance, do not have standardized meaning prescribed by US GAAP and may not be comparable to similar measures presented by other companies. Management uses these measures to evaluate the operating performance at the Mt. Milligan Mine, as well as on a consolidated basis, as measures of profitability and efficiency. Management believes that these non-GAAP measures provide useful supplemental information to investors in order that they may evaluate the Company's performance using the same measures as those used by management and, as a result, the investor is afforded greater transparency in assessing the Company's financial performance.
Unit cash cost on a by-product and co-product basis represent the mining (including all stripping costs), milling, on-site general and administration, truck and rail transportation, refining and treatment, ocean freight and insurance and warehousing. In accordance with the cash cost standard endorsed by the World Gold Council and, previously, the Gold Institute, sales of by-product metals are deducted when computing cash costs on a by-product basis. Stripping costs that provide access to mineral reserves that will be produced in future periods are expensed under US GAAP as incurred.
Unit cash cost on a by-product and co-product basis exclude the effects of changes in inventory; non-cash corporate allocations; other non-cash employee benefits, such as stock-based compensation; depreciation, depletion, amortization and accretion.
On a co-product basis, cash costs are allocated between copper and gold based on production. Copper production is stated in thousands of pounds and gold has been converted to thousands of copper equivalent (Cu eq.) pounds. Copper equivalent pounds are determined by using the gold production for the periods presented, as well as the most recent quarterly average prices for copper and gold. The price used for gold is a weighted average of the most recent quarterly average of the Metals Bulletin Daily published prices for daily average London price per ounce and the fixed price established under the Gold Stream Arrangement ($435 per oz). The price used for copper is the most recent quarterly average of the Metals Bulletin Daily published price for LME settlement per tonne.
The following tables provide a reconciliation of cash costs and unit cash cost and operating expenses for Copper-Gold operations included in Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) in the determination of net income (loss). All figures within the tables are unaudited.
By-Product

(US$ in millions, except pounds and per pound amounts)	Three Months Ended March 31, 2014
Copper payable production (000's lbs)	14,223
Direct mining costs (1)	$49.6
Refining and treatment costs	2.8
Transportation, warehousing and insurance costs	3.6
By-product credits (2)	(23.5)
Non-GAAP cash cost	$32.5
Non-GAAP unit cash cost	$2.29
_______________________________________________________________________________

(1)	Mining (including all stripping costs), milling and on-site general and administration costs.

(2)
By-product credits for gold product revenues, net of refining and treatment charges, have been included as a reduction of cash costs. The amortization of deferred revenue from the Gold Stream Arrangement has been excluded from the calculation of by-product credits. By-product credits included in the presentation of Cash Cost on a By-Product basis include:

(US$ in millions, except per pound amounts)	Three Months Ended March 31, 2014
Total
Gold	$(22.8)
Silver	(0.7)
Total by-product credits	$(23.5)

Per payable pound produced
Gold	$(1.60)
Silver	(0.05)
Total by-product credits	$(1.65)

Reconciliation to Amounts Reported (US$ in millions)	Three Months Ended March 31, 2014
Non-GAAP cash cost	$32.5
By-product credits	22.8
Refining and treatment costs	(2.8)
Transportation, warehousing and insurance costs	(3.6)
Inventory adjustments	(8.0)
Corporate allocations and other	1.9
Copper-Gold segment US GAAP operating expenses	$42.8
Co - Product

(US$ in millions, except pounds, per pound and per ounce amounts)	Three Months Ended March 31, 2014
	Copper	Gold	Total
Payable production (1)	14,223	10,377	24,600
Direct mining costs (2)	$28.8	$20.8	$49.6
Refining and treatment costs	1.6	1.2	2.8
Transportation, warehousing and insurance costs	2.1	1.5	3.6
Non-GAAP cash cost	$32.5	$23.5	$56.0
Non-GAAP unit cash cost	$2.27	$606
______________________________________________________________________________

(1)
Copper production is stated in thousands of payable pounds. Gold has been converted from payable ounces to thousands of copper equivalent pounds by using the gold production for the period presented, a gold price of $845 per ounce and a copper price of $3.19 per pound.

(2)	Mining (including all stripping costs), milling and on-site general and administration costs.

Reconciliation to Amounts Reported (US$ in millions)	Three Months Ended March 31, 2014
Non-GAAP cash cost	$56.0
Refining and treatment costs	(2.8)
Transportation, warehousing and insurance costs	(3.6)
By-product credits	(0.7)
Inventory adjustments	(8.0)
Corporate allocations and other	1.9
Copper-Gold segment US GAAP operating expenses	$42.8
Average realized sales price
The average realized sales price per payable pound or payable ounce sold represents copper or gold sales revenue, plus the refining and treatment charges, divided by the pounds or ounces sold, respectively.
The following tables provide a calculation of average realized sales price per payable pound or payable ounce.

(US$ in millions, except pounds and per pound amounts)	Three Months Ended March 31, 2014
Payable pounds of copper sold (000's lb)	10,793
Copper sales	$29.8
Refining and treatment charges	2.7
Total	$32.5
Average realized sales price per payable pound sold	$3.01

(US$ in millions, except ounces and per ounce amounts)	Three Months Ended March 31, 2014
Payable ounces of gold sold	23,874
Gold sales	$24.4
Refining and treatment charges	0.1
Total	$24.5
Average realized sales price per payable ounce sold	$1,025
Molybdenum Operations - Cash Cost per Pound Produced, Weighted-Average Cash Cost per Pound Produced and Average Realized Sales Price per Pound Sold
Cash cost per pound produced, weighted-average cash cost per pound produced and average realized sales price per pound sold are considered key measures in evaluating the Company's operating performance for its molybdenum operations. Cash cost per pound produced, weighted-average cash cost per pound produced and average realized sales price per pound sold are not measures of financial performance, do not have standardized meanings prescribed by US GAAP and may not be comparable to similar measures presented by other companies. Management uses these measures to evaluate the operating performance at each of its molybdenum mines, as well as on a consolidated basis, as measures of profitability and efficiency. Management believes that these non-GAAP measures provide useful supplemental information to investors in order that they may evaluate the Company's performance using the same measures as those used by management and, as a result, the investor is afforded greater transparency in assessing the Company's financial performance.
Cash cost per pound produced represents the mining (including all stripping costs), milling, mine site administration, roasting and packaging costs for molybdenum oxide and HPM produced at each mine in the period. Stripping costs represent the costs associated with the activity of removing overburden and other mine waste materials in the production phase of a mining operation. Stripping costs that provide access to mineral reserves that will be produced in future periods are expensed under US GAAP as incurred.
Cash cost per pound produced excludes the effects of purchase price adjustments; the effects of changes in inventory; corporate allocations; stock-based compensation; other non-cash employee benefits; and depreciation, depletion, amortization and accretion. Cash cost for TC Mine, which only produces molybdenum sulfide and HPM on site, includes an estimated molybdenum loss (sulfide to oxide), an allocation of roasting and packaging costs from the Langeloth Facility and transportation costs from TC Mine to the Langeloth Facility. The cash cost for Endako Mine in 2013 and 2014 includes an allocation of roasting and packaging costs from the Langeloth Facility and transportation costs from Endako Mine to the Langeloth Facility. The weighted-average cash cost per pound produced represents the cumulative total of the cash costs for TC Mine and Endako Mine divided by the cumulative total production from TC Mine and Endako Mine.
The average realized sales price per pound sold represents molybdenum sales revenue divided by the pounds sold.
The following table provides a reconciliation of cash costs and cash cost per pound produced, by mine, and operating expenses included in the Company's Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) in the determination of net income (loss). All figures within the tables are unaudited and are presented in US$ in millions, except pounds and per pound amounts.

	Three Months Ended
	March 31, 2014			March 31, 2013
	Operating Expenses	Pounds Produced (1)	$/lb	Operating Expenses	Pounds Produced (1)	$/lb
	(in millions)	(000's lbs)		(in millions)	(000's lbs)
TC Mine
Cash cost - Non-GAAP	$21.8	5,658	$3.86	$24.8	5,929	$4.18
Add/(Deduct):
Stock-based compensation	0.2			0.2
Inventory and other adjustments	4.0			3.3
US GAAP operating expenses	$26.0			$28.3
Endako Mine
Cash cost - Non-GAAP	$23.5	2,229	$10.54	$20.7	1,761	$11.75
Add/(Deduct):
Stock-based compensation	—			0.1
Inventory and other adjustments	0.4			(5.2)
US GAAP operating expenses	$23.9			$15.6
Other operations US GAAP operating expenses (2)	$15.1			$24.7
Molybdenum segments US GAAP operating expenses	$65.0			$68.6
Weighted-average cash cost—Non-GAAP	$45.4	7,887	$5.75	$45.4	7,690	$5.91
_______________________________________________________________________________

(1)	Mined production pounds are molybdenum oxide and HPM from our share of the production from the mines, but excludes molybdenum processed from purchased product.

(2)
Other operations represent activities related to the roasting and processing of third-party concentrate and other metals at the Langeloth Facility and exclude product volumes and costs related to the roasting and processing of TC Mine and Endako Mine concentrate. The Langeloth Facility costs associated with roasting and processing of TC Mine and Endako Mine concentrate are included in their respective operating results above.

Additional information on the Company’s financial position is available in Thompson Creek’s Quarterly Report on Form 10-Q for the period ended March 31, 2014, which was filed today on EDGAR (www.sec.gov) and SEDAR (www.sedar.com) and posted on the Company’s website (www.thompsoncreekmetals.com).

Conference Call and Webcast

Thompson Creek will hold a conference call for analysts and investors to discuss its first quarter 2014 financial results on Tuesday, May 13, 2014 at 10:00 am Eastern Time.

To participate in the call, please dial 1 (888) 205-6705. A live audio webcast of the conference call will be available at http://www.visualwebcaster.com/event.asp?id=99054 and www.thompsoncreekmetals.com.

An archived recording of the conference call will be available at 1 (888) 203-1112 (replay code 3972359) from 1:00 p.m. ET on May 13, 2014 to 11:59 p.m. ET on May 27, 2014. An archived recording of the webcast will also be available at Thompson Creek’s website.

About Thompson Creek Metals Company Inc.
Thompson Creek Metals Company Inc. is a diversified North American mining company. The Company’s principal operating properties are its 100%-owned Mt. Milligan Mine, an open-pit copper and gold mine and concentrator in British Columbia, its 100%-owned TC Mine, an open-pit molybdenum mine and concentrator in Idaho, its 75% joint venture interest in the Endako Mine, an open-pit molybdenum mine, concentrator and roaster in British Columbia, and the Langeloth

Metallurgical Facility in Pennsylvania. The Company’s development projects include the Berg property, a copper, molybdenum, and silver exploration property located in British Columbia and the Maze Lake property, a gold exploration project located in the Kivalliq District of Nunavut, Canada. The Company’s principal executive office is located in Denver, Colorado. More information is available at www.thompsoncreekmetals.com.

Cautionary Note Regarding Forward-Looking Statements
This news release contains ''forward-looking statements'' within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and applicable Canadian securities legislation. These forward-looking statements generally are identified by the words "believe," "project," "expect," "anticipate," "estimate," "intend," "future," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result," and similar expressions. Our forward-looking statements may include, without limitations, statements with respect to: future financial or operating performance of the Company or its subsidiaries and its projects; the availability of, and terms and costs related to, future borrowing, debt repayment and financing; future inventory, production, sales, cash costs, capital expenditures and exploration expenditures; expected concentrate and recovery grades; estimates of mineral reserves and resources, including estimated life-of-mine and annual production; projected timing to ramp-up to design capacity at Mt. Milligan Mine; the potential development of our development properties and future exploration at our operations; future concentrate shipment dates and sizes; future operating plans and goals; and future copper, gold and molybdenum prices.

Where we express an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, our forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from future results expressed, projected or implied by those forward-looking statements. Important factors that could cause actual results and events to differ from those described in such forward-looking statements can be found in the section entitled "Risk Factors" in Thompson Creek's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed on EDGAR at www.sec.gov and on SEDAR at www.sedar.com. Although we have attempted to identify those material factors that could cause actual results or events to differ from those described in such forward-looking statements, there may be other factors, currently unknown to us or deemed immaterial at the present time, that could cause results or events to differ from those anticipated, estimated or intended. Many of these factors are beyond our ability to control or predict. Given these uncertainties, the reader is cautioned not to place undue reliance on our forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

For more information, please contact:

Pamela Solly Director, Investor Relations Thompson Creek Metals Company Inc. Tel: (303) 762-3526 psolly@tcrk.com	Barbara Komorowski Renmark Financial Communications Inc. Tel: (514) 939-3989 bkomorowski@renmarkfinancial.com

THOMPSON CREEK METALS COMPANY INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	March 31,	December 31,
(US dollars in millions, except share amounts)	2014	2013
ASSETS
Current assets
Cash and cash equivalents	$202.7	$233.9
Accounts receivable, net	54.5	47.8
Accounts receivable-joint venture partner	8.3	6.3
Product inventory	120.0	122.1
Materials and supplies inventory	59.2	65.8
Prepaid expenses and other current assets	10.4	13.2
Income and mining taxes receivable	3.8	4.4
Restricted cash	1.8	2.5
Deferred income tax assets	0.1	—
	460.8	496.0
Property, plant, equipment and development, net	2,436.8	2,538.0
Restricted cash	5.7	5.7
Reclamation deposits	17.4	7.4
Other assets	30.8	24.2
Deferred income tax assets	32.0	14.2
	$2,983.5	$3,085.5
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued liabilities	$96.0	$104.9
Income, mining and other taxes payable	1.7	0.7
Current portion of Gold Stream deferred revenue	27.6	21.3
Current portion of long-term debt	15.6	15.4
Current portion of long-term lease obligations	22.0	21.8
Deferred income tax liabilities	15.7	14.4
Other current liabilities	2.5	2.1
	181.1	180.6
Gold Stream deferred revenue	751.4	759.4
Long-term debt	903.0	906.9
Long-term lease obligations	63.0	68.7
Other liabilities	6.8	6.5
Asset retirement obligations	43.8	43.8
Deferred income tax liabilities	12.3	13.4
	1,961.4	1,979.3
Commitments and contingencies
Shareholders' equity
Common stock, no-par, 171,762,481 and 171,452,069 shares issued and outstanding as of March 31, 2014 and December 31, 2013, respectively	1,030.2	1,028.9
Additional paid-in capital	230.0	230.7
Retained earnings (deficit)	(161.8)	(122.7)
Accumulated other comprehensive income (loss)	(76.3)	(30.7)
	1,022.1	1,106.2
	$2,983.5	$3,085.5

THOMPSON CREEK METALS COMPANY INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS and COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)

	Three Months Ended March 31,
(US dollars in millions, except per share amounts)	2014	2013
REVENUES
Copper sales	$29.8	$—
Gold sales	24.4	—
Molybdenum sales	102.9	104.7
Tolling, calcining and other	3.9	4.0
Total revenues	161.0	108.7
COSTS AND EXPENSES
Cost of sales
Operating expenses	107.8	68.6
Depreciation, depletion and amortization	28.4	12.8
Total cost of sales	136.2	81.4
Selling and marketing	4.1	2.3
Accretion expense	0.9	0.8
General and administrative	6.6	7.1
Exploration	0.1	0.1
Total costs and expenses	147.9	91.7
OPERATING INCOME (LOSS)	13.1	17.0
OTHER (INCOME) EXPENSE
(Gains) losses on foreign exchange, net	46.5	19.4
Interest and finance fees	23.6	0.1
Interest income	(0.1)	(0.2)
Other	(2.8)	—
Total other (income) expense	67.2	19.3
Income (loss) before income and mining taxes	(54.1)	(2.3)
Total income and mining tax expense (benefit)	(15.0)	(3.2)
NET INCOME (LOSS)	$(39.1)	$0.9
COMPREHENSIVE INCOME (LOSS)
Foreign currency translation	(45.6)	(26.1)
Total other comprehensive income (loss)	(45.6)	(26.1)
Total comprehensive income (loss)	$(84.7)	$(25.2)

NET INCOME (LOSS) PER SHARE
Basic	$(0.23)	$0.01
Diluted	$(0.23)	$—
Weighted-average number of common shares
Basic	171.6	169.7
Diluted	171.6	216.3

THOMPSON CREEK METALS COMPANY INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended March 31,
(US dollars in millions)	2014	2013
OPERATING ACTIVITIES
Net income (loss)	$(39.1)	$0.9
Items not affecting cash:
Depreciation, depletion and amortization	28.4	12.8
Recognition of deferred revenue	(1.7)	—
Accretion expense	0.9	0.8
Amortization of finance fees	1.3	—
Stock-based compensation	1.1	1.4
Materials and supplies inventory write downs	0.1	—
Product inventory write downs	5.1	4.7
Deferred income tax benefit	(17.1)	(6.7)
Unrealized (gain) loss on derivative instruments	(0.4)	—
Unrealized foreign exchange (gain) loss	47.6	19.6
Change in working capital accounts	(10.0)	(18.2)
Cash generated by (used in) operating activities	16.2	15.3
INVESTING ACTIVITIES
Capital expenditures	(21.8)	(155.1)
Capitalized interest payments	(6.3)	(7.9)
Restricted cash	0.6	11.4
Reclamation deposit	(10.0)	(0.2)
Cash generated by (used in) investing activities	(37.5)	(151.8)
FINANCING ACTIVITIES
Proceeds from the Gold Stream Arrangement	—	62.0
Proceeds from equipment financings	—	27.3
Repayments of equipment financings	(5.3)	(6.2)
Repayment of long-term debt	(3.7)	(3.9)
Proceeds (costs) from issuance of common shares, net	—	0.4
Cash generated by (used in) financing activities	(9.0)	79.6
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(0.9)	(0.6)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(31.2)	(57.5)
Cash and cash equivalents, beginning of period	233.9	526.8
Cash and cash equivalents, end of period	$202.7	$469.3